Exhibit 10.1

INDEMNIFICATION AGREEMENT
INDEMNIFICATION AGREEMENT (this “Agreement”), made and executed as of July 5, 2018 by and between Oasis Midstream Partners LP, a Delaware limited partnership (the “Partnership”) and Harry N. Pefanis, an individual resident of the State of Texas (the “Indemnitee”).
WITNESSETH:
WHEREAS, the Partnership is aware that, to induce and to retain highly competent persons to serve OMP GP LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), as directors or officers or in other capacities, the Partnership must provide such persons with adequate protection through insurance and indemnification against significant risks of claims and actions against them arising out of their service to and activities on behalf of the Partnership and the General Partner;
WHEREAS, the Partnership recognizes the substantial increase in business litigation in general, subjecting directors and officers to significant litigation risks at the same time as the availability and coverage of liability insurance has been limited;
WHEREAS, the Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of September 25, 2017 (the “Partnership Agreement”) contains indemnification provisions that entitle the members of the Board of Directors of the General Partner (the “Board of Directors”) and the officers of the General Partner to indemnification protection to the fullest extent permitted by applicable law; and
WHEREAS, it is reasonable, prudent and necessary for the Partnership to obligate itself contractually to indemnify such persons to the fullest extent permitted by applicable law and to provide an express process and procedure for seeking indemnification so that they will continue to serve the Partnership and the General Partner free from undue concern.
AGREEMENT:
NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Partnership and the Indemnitee do hereby agree as follows:
1.DEFINITIONS. For purposes of this Agreement, the following terms shall have the meanings set forth below:
(a)    “Disinterested Director” shall mean a director of the General Partner who is not or was not a party to the Proceeding in respect of which indemnification is being sought.
(b)    “Expenses” shall include all reasonable attorneys’ fees, accountants’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating or being or preparing to be a witness in any Proceeding or establishing the Indemnitee’s right of entitlement to indemnification for any of the foregoing.
(c)    “Independent Counsel” shall mean a law firm of at least 50 attorneys or a member of a law firm of at least 50 attorneys that is experienced in matters of partnership and limited liability company as well as corporate law and that neither is presently nor in the past five years has been retained to represent (i) the Partnership, the General Partner or the Indemnitee or any affiliate thereof in any matter material to either such party or (i) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing any of the Partnership, the General Partner or the Indemnitee in an action to determine the Indemnitee’s right to indemnification under this Agreement.
(d)    “Proceeding” shall mean any threatened, pending or completed action, suit, arbitration, investigation, inquiry, alternate dispute resolution mechanism, administrative or legislative hearing, or any other proceeding (including, without limitation, any securities laws action, suit, arbitration, investigation, inquiry, alternative dispute resolution mechanism, hearing or procedure) whether civil, criminal, administrative, arbitrative or investigative and whether or not based upon events occurring, or actions taken, before the date hereof; any appeal in or related to any such action, suit, arbitration, investigation, inquiry, alternate dispute resolution mechanism, hearing or proceeding; and any inquiry or investigation (including discovery), whether conducted by or in the right of the Partnership or the General Partner or any other person, that the Indemnitee in good faith believes could lead to any such action, suit, arbitration, investigation, inquiry, alternative dispute resolution mechanism, hearing or other proceeding or appeal thereof.
2.    SERVICE BY THE INDEMNITEE. The Indemnitee agrees to serve or to continue to serve as a director or officer of the General Partner and will discharge his/her duties and responsibilities to the best of his/her ability so long as the Indemnitee is duly elected or appointed in accordance with the provisions of the General Partner’s Certificate of Formation, as amended (the “GP Certificate”), the Amended and Restated Limited Liability Company Agreement of the General Partner dated as of May 22, 2017, as amended (the “GP LLC Agreement”), the Delaware Limited Liability Company Act, as amended and the Delaware Revised Uniform Limited Partnership Act, as amended (the “DRULPA”), or until his/her earlier death, retirement, resignation or removal, or also in the case of a director, until his/her successor shall have been duly elected and qualified. The Indemnitee may at any time and for any reason resign from such position (subject to any other obligation, whether contractual or imposed by operation of law), in which event this Agreement shall continue in full force and effect after such resignation. Additionally, this Agreement shall remain in full force and effect after the death, retirement or removal of the Indemnitee, or also in the case of a director, until his/her successor shall have been duly elected and qualified. Notwithstanding the forgoing, this Agreement may be terminated in accordance with Section 22 hereof. Nothing in this Agreement shall confer upon the Indemnitee the right to be employed by or to serve as a director or officer of the Partnership or to continue in the employ of the General Partner or to serve as a director or officer of the General Partner, or affect the right of the General Partner to terminate, in the General Partner’s sole discretion (with or without cause) and at any time, the Indemnitee’s employment or position as a director or officer, in each case, subject to any contractual rights of the Indemnitee existing otherwise than under this Agreement.
3.    INDEMNIFICATION. The Partnership shall indemnify the Indemnitee and advance Expenses to the Indemnitee as provided in this Agreement to the fullest extent permitted by the Certificate of Limited Partnership of the Partnership, as amended (the “Certificate”), the Partnership Agreement in effect as of the date hereof and the DRULPA or other applicable law in effect on the date hereof and to any greater extent that the Certificate, the Partnership Agreement, the DRULPA or applicable law may in the future from time to time permit. Without diminishing the scope of the indemnification provided by this Section 3, the rights of indemnification of the Indemnitee provided hereunder shall include, but shall not be limited to, those rights hereinafter set forth, except that no indemnification shall be paid hereunder to the Indemnitee:
(a)    on account of conduct of the Indemnitee which is adjudged in a final adjudication by a court of competent jurisdiction from which there is no further right of appeal or in a final adjudication of an arbitration pursuant to Section 12 hereof, if the Indemnitee elects to seek such arbitration, to have been knowingly fraudulent or to constitute Bad Faith or, in the case of a criminal matter, to have been knowingly unlawful;
(b)    in any circumstance where such indemnification is expressly prohibited by applicable law in effect as of the date of this Agreement or subsequently determined to be expressly prohibited by applicable law;
(c)    with respect to liability for which payment is actually made to the Indemnitee under an insurance policy or under an Alternative Indemnification Source (as defined below), except in respect of any liability in excess of payment under such insurance or Alternative Indemnification Source; or
(d)    if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.
4.    ACTIONS OR PROCEEDINGS OTHER THAN AN ACTION BY OR IN THE RIGHT OF THE PARTNERSHIP OR THE GENERAL PARTNER. The Indemnitee shall be entitled to the indemnification rights provided in this Agreement if the Indemnitee was or is a party or is threatened to be made a party to any Proceeding, other than a Proceeding by or in the right of the Partnership or the General Partner, by reason of the fact that the Indemnitee is or was a director, officer, employee, agent or fiduciary of the General Partner or any of the Partnership’s or the General Partner’s direct or indirect wholly owned or partially owned subsidiaries, or is or was serving at the request of the Partnership or the General Partner or any of the Partnership’s or the General Partner’s direct or indirect wholly owned or partially owned subsidiaries as a director, officer, employee, agent or fiduciary of any other entity, including, but not limited to, another corporation, partnership, limited liability company, employee benefit plan, joint venture, trust or other enterprise, or by reason of any act or omission by him/her in such capacity. Pursuant to this Section 4, the Indemnitee shall be indemnified against all judgments, penalties (including, but not limited to, excise and similar taxes) and fines against the Indemnitee, and all Expenses, liabilities and amounts paid in settlement which were actually and reasonably incurred by, or in the case of retainers, to be incurred by, the Indemnitee or on the Indemnitee’s behalf in connection with such Proceeding (including, but not limited to, the investigation, defense or appeal thereof).
5.    ACTIONS BY OR IN THE RIGHT OF THE PARTNERSHIP OR THE GENERAL PARTNER. The Indemnitee shall be entitled to the indemnification rights provided in this Agreement if the Indemnitee was or is a party or is threatened to be made a party to any Proceeding brought by or in the right of the Partnership or the General Partner to procure a judgment in its favor by reason of the fact that the Indemnitee is or was a director, officer, employee, agent or fiduciary of the General Partner or any of the Partnership’s or the General Partner’s direct or indirect wholly owned or partially owned subsidiaries, or is or was serving at the request of the Partnership or the General Partner or any of the Partnership’s or the General Partner’s direct or indirect wholly owned or partially owned subsidiaries as a director, officer, employee, agent or fiduciary of another entity, including, but not limited to, another corporation, partnership, limited liability company, employee benefit plan, joint venture, trust or other enterprise, or by reason of any act or omission by him/her in any such capacity. Pursuant to this Section 5, the Indemnitee shall be indemnified as follows:
(a)    In any Proceeding subject to this Section 5 that is brought directly by the Partnership or the General Partner, the Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by, or in the case of retainers, to be incurred by, him/her in connection with such Proceeding (including, but not limited to the investigation, defense or appeal thereof); provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which the Indemnitee shall have been adjudged to be liable to the Partnership or the General Partner in a final adjudication by a court of competent jurisdiction from which there is no further right of appeal or in a final adjudication of an arbitration pursuant to Section 12 hereof, if the Indemnitee elects to seek such arbitration, unless and to the extent that the Court of Chancery of the State of Delaware, or the court in which such Proceeding shall have been brought or is pending, shall determine that such indemnification may be made.
(b)    In any Proceeding subject to this Section 5 that is brought on behalf of the Partnership or the General Partner (including, without limitation, (i) a derivative Proceeding filed or threatened by an equity-holder of the Partnership or the General Partner or (ii) a Proceeding filed or threatened by a bankruptcy trustee), the Indemnitee shall be indemnified to the maximum extent permitted by law against all judgments, penalties (including, but not limited to, excise and similar taxes) and fines against the Indemnitee, and all Expenses, liabilities and amounts paid in settlement which were actually and reasonably incurred by, or in the case of retainers, to be incurred by, the Indemnitee or on the Indemnitee’s behalf in connection with such Proceeding (including, but not limited to, the investigation, defense or appeal thereof).

6.    BAD FAITH DEFINITION. For purposes of this Agreement, “Bad Faith” shall mean, with respect to any determination, action or omission, that the Indemnitee reached such determination, or engaged in or failed to engage in such act or omission, with the belief that such determination, action or omission was adverse to the interests of the Partnership. The Indemnitee shall not be deemed to have acted in Bad Faith or, with respect to any criminal Proceeding, with reasonable cause to believe the Indemnitee’s conduct was unlawful, if such action was based on any of the following: (a) the records or books of the account of the Partnership or other enterprise, including financial statements; (a) information supplied to the Indemnitee by the officers of the General Partner or any of the Partnership’s or the General Partner’s direct or indirect wholly owned or partially owned subsidiaries or any entity at which the Indemnitee is or was serving as a director, officer, employee, agent or fiduciary at the request of the Partnership or the General Partner or any of the Partnership’s or the General Partner’s direct or indirect wholly owned or partially owned subsidiaries (each such entity, a “Subject Enterprise”) in the course of his/her duties; (a) the advice of legal counsel or a financial advisor for the Partnership, the General Partner or Subject Enterprise; or (a) information or records given in reports made to the Partnership, the General Partner or Subject Enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Partnership, the General Partner or other enterprise. The provisions of this Section 6 shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.
7.    INDEMNIFICATION FOR EXPENSES OF WITNESS. Notwithstanding the other provisions of this Agreement, to the extent that the Indemnitee has served on behalf of the Partnership or the General Partner or any of the Partnership’s or the General Partner’s direct or indirect wholly owned or partially owned subsidiaries, or is or was serving at the request of the Partnership, the General Partner or any of the Partnership’s or the General Partner’s direct or indirect wholly owned or partially owned subsidiaries, as a witness or other similar participant in any Proceeding, the Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by, or in the case of retainers, to be incurred by, the Indemnitee in connection therewith to be paid by the Partnership within seven days of receipt by the Partnership of a statement from the Indemnitee requesting such payment and detailing such Expenses.
8.    PARTIAL INDEMNIFICATION. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Partnership for some or a portion of the judgments, penalties and fines and Expenses and amounts paid in settlement actually and reasonably incurred by, or in the case of retainers to be incurred by, the Indemnitee in connection with the investigation, defense, appeal or settlement of such Proceeding described in Section 4 and Section 5 hereof, but is not entitled to indemnification for the total amount thereof, the Partnership shall nevertheless indemnify the Indemnitee for the portion of such judgments, penalties and fines and Expenses and amounts paid in settlement actually and reasonably incurred by, or in the case of retainers, to be incurred by, the Indemnitee for which the Indemnitee is entitled to be indemnified. For purposes of this Section 8 and without limitation, the termination of any claim, issue or matter in such a Proceeding described herein (a) by dismissal, summary judgment, judgment on the pleading or final judgment, with or without prejudice, or (a) by agreement without payment or assumption or admission of liability by the Indemnitee, shall be deemed to be a successful determination or result as to such claim, issue or matter.
9.    PROCEDURE FOR DETERMINATION OF ENTITLEMENT TO INDEMNIFICATION.
(a)    To obtain indemnification under this Agreement, the Indemnitee shall submit to the Partnership a written request, including documentation and information which is reasonably available to the Indemnitee and is reasonably necessary to determine whether the Indemnitee is entitled to indemnification. The Secretary of the General Partner shall, promptly upon receipt of a request for indemnification, advise the Board of Directors that the Indemnitee has requested indemnification. Any Expenses incurred by, or in the case of retainers, to be incurred by, the Indemnitee in connection with the Indemnitee’s request for indemnification hereunder shall be borne by the Partnership.
(b)    Upon written request by the Indemnitee for indemnification pursuant to Section 4 and Section 5 hereof, the entitlement of the Indemnitee to indemnification pursuant to the terms of this Agreement shall be determined by the following person or persons, who shall be empowered to make such determination: (i) if requested by the Indemnitee, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the Indemnitee; or (i) if not so requested, (A) by the Board of Directors, by a majority vote of a quorum (determined in accordance with the GP LLC Agreement) consisting of Disinterested Directors, or (A) if a quorum consisting of Disinterested Directors is not obtainable or if a majority vote of a quorum consisting of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the Indemnitee. The Independent Counsel shall be selected by the Board of Directors unless there shall have occurred within two years prior to the date of the commencement of the Proceeding for which indemnification is claimed a “Change of Control” as defined in the Partnership’s 2017 Long Term Incentive Plan, in which case the Independent Counsel shall be selected by the claimant unless the claimant shall request that such selection be made by the Board of Directors. Such determination of entitlement to indemnification shall be made not later than 45 days after receipt by the Partnership of a written request for indemnification. If it is so determined that the Indemnitee is entitled to indemnification, payment to the Indemnitee shall be made within 15 days after such determination.
(c)    The Indemnitee shall be entitled to indemnification hereunder without a separate determination by or on behalf of the Partnership pursuant to Section 9(b) hereof with respect to any Proceeding and/or any claim, issue or matter with respect thereto: (i) which is resolved by agreement without any payment or assumption or admission of liability by the Indemnitee; or (i) as to which a final decision on the merits has been made by the court or other body with jurisdiction over that Proceeding, in which the Indemnitee was not determined to be liable with respect to such claim, issue or matter asserted against the Indemnitee in the Proceeding; or (i)  as to which a court or arbitrator determines upon application that, despite such a determination of liability on the part of the Indemnitee, but in view of all the circumstances of the Proceeding and of the Indemnitee’s conduct with respect thereto, the Indemnitee is fairly and reasonably entitled to indemnification for such judgments, penalties, fines, amounts paid in settlement and Expenses as such court or arbitrator shall deem proper; provided, however, such decision shall have been rendered in or with respect to the Proceeding for which the Indemnitee seeks indemnification under this Agreement.
10.    PRESUMPTIONS AND EFFECT OF CERTAIN PROCEEDINGS.
(a)    In making a determination with respect to entitlement to indemnification, the Indemnitee shall be presumed to be entitled to full indemnification hereunder, and the Partnership shall have the burden of proof in the making of any determination contrary to such presumption. Neither the failure of the Board of Directors (or such other person or persons empowered to make the determination of whether the Indemnitee is entitled to indemnification) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor any determination thereby that the Indemnitee has not met such applicable standard of conduct, shall be a defense or admissible as evidence in any Proceeding for any purpose or create a presumption that the Indemnitee has acted in Bad Faith or failed to meet any other applicable standard of conduct.
(b)    If the Board of Directors or the Independent Counsel, as applicable, shall have failed to make a determination as to entitlement to indemnification within 45 days after receipt by the Partnership of such request, the requisite determination of entitlement to indemnification shall be deemed to have been made and the Indemnitee shall be absolutely entitled to such indemnification, absent actual and material fraud in the request for indemnification, a prohibition of indemnification under applicable law in effect as of the date of this Agreement, or a subsequent determination that such indemnification is prohibited by applicable law. The termination of any Proceeding described in Section 4 or Section 5 hereof by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself: (i) create a presumption that the Indemnitee acted in bad faith or in a manner which he/she reasonably believed to be opposed to the best interests of the Partnership, or, with respect to any criminal Proceeding, that the Indemnitee has reasonable cause to believe that the Indemnitee’s conduct was unlawful; or (i) otherwise adversely affect the rights of the Indemnitee to indemnification, except as may be provided herein.
11.    ADVANCEMENT OF EXPENSES. Subject to applicable law, all reasonable Expenses actually incurred by, or in the case of retainers, to be incurred by, the Indemnitee in connection with any Proceeding shall be paid by the Partnership in advance of the final disposition of such Proceeding, if so requested by the Indemnitee, within seven days after the receipt by the Partnership of a statement or statements from the Indemnitee requesting such advance or advances. The Indemnitee may submit such statements from time to time. The Indemnitee’s entitlement to such Expenses shall include those incurred, or in the case of retainers, to be incurred, in connection with any Proceeding by the Indemnitee seeking an adjudication or award in arbitration pursuant to this Agreement. Such statement or statements shall reasonably evidence the Expenses incurred by, or in the case of retainers, to be incurred by, the Indemnitee in connection therewith and shall include or be accompanied by a written affirmation by the Indemnitee of the Indemnitee’s good faith belief that the Indemnitee has met the standard of conduct necessary for indemnification under this Agreement and an undertaking by or on behalf of the Indemnitee to repay such amount if it is ultimately determined that the Indemnitee is not entitled to be indemnified against such Expenses by the Partnership pursuant to this Agreement or otherwise. The form of Written Affirmation is attached as Exhibit A hereto. Each written undertaking to pay amounts advanced must be an unlimited general obligation but need not be secured and shall be accepted without reference to financial ability to make repayment.
12.    REMEDIES OF THE INDEMNITEE IN CASES OF DETERMINATION NOT TO INDEMNIFY OR FAILURE TO ADVANCE EXPENSES. In the event that a determination is made that the Indemnitee is not entitled to indemnification hereunder or if the payment has not been timely made following a determination of entitlement to indemnification pursuant to Section 9 and Section 10 hereof, or if Expenses are not advanced pursuant to Section 11 hereof, the Indemnitee shall be entitled to seek a final adjudication in an appropriate court of the State of Delaware or any other court of competent jurisdiction of the Indemnitee’s entitlement to such indemnification or advance. Alternatively, the Indemnitee may, at the Indemnitee’s option, seek an award in arbitration to be conducted by a single arbitrator chosen by the Indemnitee and approved by the Board of Directors, which approval shall not be unreasonably withheld or delayed. If the Indemnitee and the Board of Directors do not agree upon an arbitrator within 30 days following notice to the Partnership by the Indemnitee that it seeks an award in arbitration, the arbitrator will be chosen pursuant to the rules of the American Arbitration Association (the “AAA”). The arbitration will be conducted pursuant to the rules of the AAA, and an award shall be made within 60 days following the filing of the demand for arbitration. The arbitration shall be held in Houston, Texas. The Partnership shall not oppose the Indemnitee’s right to seek any such adjudication or award in arbitration or any other claim. Such judicial proceeding or arbitration shall be made de novo, and the Indemnitee shall not be prejudiced by reason of a determination (if so made) that the Indemnitee is not entitled to indemnification. If a determination is made or deemed to have been made pursuant to the terms of Section 9 or Section 10 hereof that the Indemnitee is entitled to indemnification, the Partnership shall be bound by such determination and shall be precluded from asserting that such determination has not been made or that the procedure by which such determination was made is not valid, binding and enforceable. The Partnership further agrees to stipulate in any such court or before any such arbitrator that the Partnership is bound by all the provisions of this Agreement and is precluded from making any assertions to the contrary. If the court or arbitrator shall determine that the Indemnitee is entitled to any indemnification hereunder, the Partnership shall pay all reasonable Expenses actually incurred by, or in the case of retainers to be incurred by, the Indemnitee in connection with such adjudication or award in arbitration (including, but not limited to, any appellate Proceedings).
13.    NOTIFICATION AND DEFENSE OF CLAIM. Promptly after receipt by the Indemnitee of notice of the commencement of any Proceeding, the Indemnitee will, if a claim in respect thereof is to be made against the Partnership under this Agreement, notify the Partnership in writing of the commencement thereof. The omission or delay by the Indemnitee to so notify the

Partnership will not relieve the Partnership from any liability that it may have to the Indemnitee under this Agreement or otherwise, except to the extent that the Partnership may suffer material prejudice by reason of such failure or delay. Notwithstanding any other provision of this Agreement, with respect to any such Proceeding as to which the Indemnitee gives notice to the Partnership of the commencement thereof:
(a)    The Partnership will be entitled to participate therein at its own expense.
(b)    Except as otherwise provided in this Section 13(b), to the extent that it may wish, the Partnership, jointly with any other indemnifying party similarly notified, shall be entitled to assume the defense thereof with counsel reasonably satisfactory to the Indemnitee. After prior written notice from the Partnership to the Indemnitee of its election to so assume the defense thereof, the Partnership shall not be liable to the Indemnitee under this Agreement for any legal or other Expenses subsequently incurred by the Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. The Indemnitee shall have the right to employ the Indemnitee’s own counsel in such Proceeding, but the fees and Expenses of such counsel incurred after such notice from the Partnership of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the Partnership; (i) the Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Partnership and the Indemnitee in the conduct of the defense of such Proceeding, and such determination by the Indemnitee shall be supported by an opinion of counsel, which opinion shall be reasonably acceptable to the Partnership; or (i) the Partnership shall not in fact have employed counsel to assume the defense of the Proceeding, in each of which cases the fees and Expenses of counsel shall be at the expense of the Partnership. The Partnership shall not be entitled to assume the defense of any Proceeding brought directly by the Partnership or the General Partner or as to which the Indemnitee shall have reached the conclusion provided for in clause (ii) above.
(c)    The Partnership shall not be liable to indemnify the Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding without its prior written consent, which consent shall not be unreasonably withheld. The Partnership shall not be required to obtain the consent of the Indemnitee to settle any Proceeding which the Partnership has undertaken to defend if the Partnership assumes full and sole responsibility for such settlement and such settlement grants the Indemnitee a complete and unqualified release in respect of any potential liability. The Partnership shall have no obligation to indemnify the Indemnitee under this Agreement with regard to any judicial award issued in a Proceeding, or any related Expenses of the Indemnitee, if the Partnership was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such Proceeding, except to the extent the Partnership was not materially prejudiced thereby.
(d)    If, at the time of the receipt of a notice of a claim pursuant to this Section 13, the Partnership has director and officer liability insurance in effect, the Partnership shall give prompt notice of the commencement of the Proceeding for which indemnification is sought to the insurers in accordance with the procedures set forth in the respective policies.

The Partnership shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of the policies.
14.    OTHER RIGHTS TO INDEMNIFICATION. The indemnification and advancement of Expenses provided by this Agreement are cumulative, and not exclusive, and are in addition to any other rights to which the Indemnitee may now or in the future be entitled under any provision of the Partnership Agreement, the Certificate, the GP LLC Agreement or the GP Certificate, or other governing documents of Oasis Petroleum Inc. or any direct or indirect wholly owned or partially owned subsidiary of the Partnership or the General Partner, any vote of the unitholders of the Partnership or Disinterested Directors, any provision of law or otherwise (each, an “Alternative Indemnification Source”). Indemnitee shall not have any obligation to exhaust any other rights it may potentially have to indemnification or advancement of expenses from any Alternative Indemnification Source prior to seeking indemnification or advancement of expenses from the Partnership pursuant to this Agreement, and the Partnership shall be liable for the full amount of any such claim for indemnification or advancement of expenses (to the extent the Partnership is liable for such amounts under this Agreement) without regard to any such rights Indemnitee may have against any Alternative Indemnification Source; provided, that the Partnership shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder (or for which advancement is provided hereunder) if and to the extent that Indemnitee has otherwise actually received payment for such amounts from such Alternative Indemnification Source. Except as required by applicable law, the Partnership shall not adopt any amendment to its Partnership Agreement or the Certificate the effect of which would be to deny, diminish or encumber the Indemnitee’s right to indemnification under this Agreement. For the avoidance of doubt, the rights created pursuant to this Agreement, pursuant to any such other agreement or provision of law, and pursuant to any insurance obtained pursuant to Section 16 shall be primary over any indemnity obligations owed by any person other than the Partnership and over any insurance other than that obtained pursuant to Section 16. Any insurance obtained pursuant to Section 16 shall be endorsed to reflect that it is primary over any other insurance.
15.    NO IMPUTATION. The knowledge or actions, or failure to act, of any director, officer, agent or employee of the Partnership or the General Partner or the Partnership or the General Partner itself shall not be imputed to the Indemnitee for purposes of determining the right to indemnification under this Agreement.
16.    DIRECTOR AND OFFICER LIABILITY INSURANCE. The Partnership shall, from time to time, make the good faith determination whether it is practicable for the Partnership to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the officers and directors of the General Partner and any direct or indirect wholly owned or partially owned subsidiary of the Partnership or the General Partner with coverage for losses from wrongful acts or to ensure the Partnership’s performance of some or all of its indemnification obligations under this Agreement. Such coverage may be obtained in conjunction with or as part of a policy obtained by Oasis Petroleum Inc. or any stand-alone policy obtained by the Partnership or any affiliate, or any combination thereof. Among other considerations, the Partnership will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage.

Notwithstanding the foregoing, the Partnership shall have no obligation to obtain or maintain such insurance if the Partnership determines in good faith that such insurance is not necessary or is not reasonably available, if the premium costs for such insurance are disproportionate to the amount of coverage provided, if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit or if the Indemnitee is covered by similar insurance maintained by a direct or indirect wholly owned or partially owned subsidiary of the Partnership or the General Partner. However, the Partnership’s decision whether or not to adopt and maintain such insurance shall not affect in any way its obligations to indemnify the Indemnitee under this Agreement or otherwise. In all policies of director and officer liability insurance, the Indemnitee shall be named as an insured in such a manner as to provide the Indemnitee the same rights and benefits as are accorded to the most favorably insured of the General Partner’s directors, if the Indemnitee is a director; or of the General Partner’s officers, if the Indemnitee is not a director of the General Partner but is an officer, in each case, in their capacity with the General Partner as such. The Partnership agrees that the provisions of this Agreement shall remain in effect regardless of whether liability or other insurance coverage is at any time obtained or retained by the Partnership; except that any payments made to, or on behalf of, the Indemnitee under an insurance policy shall reduce the obligations of the Partnership hereunder with respect to the amount of such payment in accordance with Section 3(c) hereof.
17.    INTENT. This Agreement is intended to be broader than any statutory indemnification rights applicable in the State of Delaware and shall be in addition to and supplemental to any other rights the Indemnitee may have under the Certificate, the Partnership Agreement, the GP Certificate, the GP LLC Agreement, applicable law or otherwise. To the extent that a change in applicable law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Certificate, the Partnership Agreement, the GP Certificate, the GP LLC Agreement, applicable law or this Agreement, it is the intent of the parties that the Indemnitee enjoy by this Agreement the greater benefits so afforded by such change. To the extent there is any conflict between this Agreement and any of the Partnership Agreement, the GP LLC Agreement or any other Alternative Indemnification Source with respect to any right or obligation of any party hereto, the terms of this Agreement shall control; provided, however, the foregoing shall not apply to a reduction of any right of the Indemnitee.
18.    ATTORNEY’S FEES AND OTHER EXPENSES TO ENFORCE AGREEMENT. In the event that the Indemnitee is subject to or intervenes in any Proceeding in which the validity or enforceability of this Agreement is at issue or seeks an adjudication or award in arbitration to enforce the Indemnitee’s rights under, or to recover damages for breach of, this Agreement, the Indemnitee, if he/she prevails in whole or in part in such action, shall be entitled to recover from the Partnership and shall be indemnified by the Partnership against any actual expenses for attorneys’ fees and disbursements reasonably incurred by the Indemnitee.
19.    SUBROGATION. In the event of payment under this Agreement, the Partnership shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Partnership effectively to bring suit to enforce such rights.

20.    EFFECTIVE DATE. The provisions of this Agreement shall cover claims or Proceedings whether now pending or hereafter commenced and shall be retroactive to cover acts or omissions or alleged acts or omissions which heretofore have taken place. The Partnership shall be liable under this Agreement, pursuant to Section 4 and Section 5 hereof, for all acts of the Indemnitee while serving as a director and/or officer of the General Partner, notwithstanding the termination of the Indemnitee’s service, if such act was performed or omitted to be performed during the term of the Indemnitee’s service to the Partnership or the General Partner.
21.    GROSS-UP FOR TAXES. In the event any payment of indemnity to the Indemnitee under this Agreement shall be deemed to be income for federal, state or local income, excise or other tax purposes, then the Partnership shall pay to the Indemnitee, in addition to any amount for indemnification provided for herein, an amount equal to the amount of taxes for which the Indemnitee shall become liable (with offset for any deductions which the Indemnitee may have that are related to the indemnification amount but without offset for any other deductions which the Indemnitee may have that are not related to the indemnification amount), promptly upon receipt from the Indemnitee of a request for reimbursement of such taxes together with a copy of the Indemnitee’s tax return, which shall be maintained in strictest confidence by the Partnership. Any such tax gross-up payment shall be paid to the Indemnitee within 60 days following receipt by the Partnership of the Indemnitee’s request and tax return, which shall be received by the Partnership no later than the end of the calendar year next following the calendar year in which the Indemnitee remits the related taxes; provided, however, that in the event the Indemnitee is audited by the Internal Revenue Service, the deadline for receipt by the Partnership of the Indemnitee’s request and tax return shall be extended to the end of three calendar years (plus the time length of any audit extensions requested by the Internal Revenue Service) next following the calendar year in which the Indemnitee remits the related taxes.
22.    DURATION OF AGREEMENT. This Agreement shall continue until and terminate upon the later of: (a) ten years after the Indemnitee has ceased to occupy any of the positions or have any relationships described in Section 4 and Section 5 of this Agreement; (a) the final termination of all Proceedings to which the Indemnitee may be subject by reason of the fact that he/she is or was a director, officer, employee, agent or fiduciary of the Partnership or the General Partner or any of the Partnership’s or the General Partner’s direct or indirect wholly owned or partially owned subsidiaries, or is or was serving at the request of the Partnership or the General Partner or any of the Partnership’s or the General Partner’s direct or indirect wholly owned or partially owned subsidiaries as a director, officer, employee, agent or fiduciary of any other entity, including, but not limited to, another limited partnership, corporation, partnership, limited liability company, employee benefit plan, joint venture, trust or other enterprise, or by reason of any act or omission by the Indemnitee in any such capacity; or (a) the expiration of all statutes of limitation applicable to possible Proceedings to which the Indemnitee may be subject arising out of the Indemnitee’s positions or relationships described in Section 4 and Section 5 of this Agreement. The indemnification provided under this Agreement shall continue as to the Indemnitee even though he/she may have ceased to be a director or officer of the General Partner or any of the Partnership’s or the General Partner’s direct or indirect wholly owned or partially owned subsidiaries. This Agreement shall be binding upon the Partnership and its successors and assigns, including, without limitation, any corporation or other entity which may have acquired all or substantially all of the

Partnership’s assets or business or into which the Partnership may be consolidated or merged, and shall inure to the benefit of the Indemnitee and his/her spouse, successors, assigns, heirs, devisees, executors, administrators or other legal representations. The Partnership shall require any successor or assignee (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Partnership, by written agreement in form and substance reasonably satisfactory to the Partnership, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Partnership would be required to perform if no such succession or assignment had taken place.
23.    DISCLOSURE OF PAYMENTS. Except as required by any federal securities laws or other federal or state law, neither party hereto shall disclose any payments under this Agreement unless prior approval of the other party is obtained.
24.    CONTRIBUTION. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to the Indemnitee for any reason whatsoever, the Partnership, in lieu of indemnifying the Indemnitee, shall contribute to the amount incurred by the Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement, and/or for Expenses, in connection with any claim relating to a Proceeding under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (a) the relative benefits received by the Partnership and the Indemnitee as a result of the event(s) and/or transaction(s) giving rise to such Proceeding; and/or (a) the relative fault of the Partnership (and the directors, officers, employees, and agents of the General Partner) and the Indemnitee in connection with such event(s) and/or transaction(s). If such contribution constitutes deferred compensation subject to Section 409A of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations and other guidance thereunder (“Section 409A”), as determined by the Partnership, such contribution shall be paid to the Indemnitee (or the Indemnitee’s estate in the event of death) upon the earlier of (i) the Indemnitee’s “separation from service” (as defined by the Partnership in accordance with Section 409A); (i)  the Indemnitee’s death; (i)  the Indemnitee’s becoming “disabled” (as defined in Section 409A); (i) the occurrence of an “unforeseeable emergency” (as defined in Section 409A); or (i) a change in the ownership or effective control of the Partnership or in the ownership of a substantial portion of the assets of the Partnership (as defined in Section 409A).
25.    IRC SECTION 409A. This Agreement is intended to comply with Section 409A (as defined in Section 23 of this Agreement) and any ambiguous provisions will be construed in a manner that is compliant with the application of Section 409A. If (a) the Indemnitee is a “specified employee” (as such term is defined by the Partnership in accordance with Section 409A) and (a) any payment payable upon “separation from service” (as such term is defined by the Partnership in accordance with Section 409A) under this Agreement is subject to Section 409A and is required to be delayed under Section 409A because the Indemnitee is a specified employee, that payment shall be payable on the earlier of (i) the first business day that is six months after the Indemnitee’s “separation from service”; (i) the date of the Indemnitee’s death; or (i) the date that otherwise complies with the requirements of Section 409A. This Section 25 shall be applied by accumulating all payments that otherwise would have been paid within six months of the Indemnitee’s separation from service and paying such accumulated amounts on the earliest business day which complies with the requirements of Section 409A. For purposes of Section 409A, each payment or amount due under this Agreement shall be considered a separate payment, and the Indemnitee’s entitlement to a series of payments under this Agreement is to be treated as an entitlement to a series of separate payments.
26.    SEVERABILITY. If any provision or provisions of this Agreement shall be held invalid, illegal or unenforceable for any reason whatsoever, (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, but not limited to, all portions of any Sections of this Agreement containing any such provision held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (a) to the fullest extent possible, the provisions of this Agreement (including, but not limited to, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.
27.    COUNTERPARTS. This Agreement may be executed by one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same agreement. Only one such counterpart signed by the party against whom enforceability is sought shall be required to be produced to evidence the existence of this Agreement.
28.    CAPTIONS. The captions and headings used in this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.
29.    ENTIRE AGREEMENT, MODIFICATION AND WAIVER. This Agreement, along with any employment agreement addressing the subject matter hereof and the Certificate, the Partnership Agreement, the GP Certificate and the GP LLC Agreement, interpreted as described in Section 17 hereof, constitutes the entire agreement and understanding of the parties hereto regarding the subject matter hereof, and no supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver. No supplement, modification or amendment to this Agreement shall limit or restrict any right of the Indemnitee under this Agreement in respect of any act or omission of the Indemnitee prior to the effective date of such supplement, modification or amendment unless expressly provided therein.
30.    NOTICES. All notices, requests, demands or other communications hereunder shall be in writing and shall be deemed to have been duly given if (a) delivered by hand with receipt acknowledged by the party to whom said notice or other communication shall have been directed, (a) mailed by certified or registered mail, return receipt requested with postage prepaid, on the date shown on the return receipt or (a) delivered by facsimile transmission on the date shown on the facsimile machine report:

(a)    If to the Indemnitee to:
Harry N. Pefanis
1001 Fannin Street, Suite 1500
Houston, TX 77002
Facsimile: (281) 404-9500

(b)    If to the Partnership, to:
OMP GP LLC, general partner of Oasis Midstream Partners LP
1001 Fannin Street, Suite 1500
Houston, TX 77002
Facsimile: (281) 404-9500
Attn: Board of Directors
or to such other address as may be furnished to the Indemnitee by the Partnership or to the Partnership by the Indemnitee, as the case may be.
31.    GOVERNING LAW. The parties hereto agree that this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, applied without giving effect to any conflicts of law principles.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.
THE PARTNERSHIP:
OASIS MIDSTREAM PARTNERS LP
By:    OMP GP LLC, its general partner

By:    /s/ Nickolas J. Lorentzatos
Name:    Nickolas J. Lorentzatos
Title:    Executive Vice President, General Counsel
and Corporate Secretary

INDEMNITEE:
/s/ Harry N. Pefanis
Name:    Harry N. Pefanis

Signature Page to Indemnification Agreement

Exhibit A
[DATE]
The Board of Directors of OMP GP LLC, general partner of
Oasis Midstream Partners LP
1001 Fannin Street
Houston, TX 77002
Ladies and Gentlemen:
Pursuant to Section 11 (“Advancement of Expenses”) of that certain Indemnification Agreement, dated July 5, 2018, by and among Oasis Midstream Partners LP, a Delaware limited partnership (the “Partnership”) and me (the “Indemnification Agreement”), I request that the Partnership pay in advance the reasonable expenses incurred by me in the defense of a Proceeding (as such term is defined in the Indemnification Agreement). I also request that the Partnership pay in advance the reasonable Expenses incurred by me in the defense of any other Proceeding, as such terms are defined in the Indemnification Agreement, arising from substantially the same matters that are in the original Proceeding in which I am named as a defendant by reason of the fact that I am or was an officer or member of the Board of Directors of OMP GP LLC, the general partner of the Partnership (the “General Partner”), or the Partnership’s or the General Partner’s affiliates.
In relation to the request made above, I believe, in good faith, that I have met the standard of conduct necessary for indemnification under the Indemnification Agreement, and I hereby undertake to repay to the Partnership, immediately and upon demand, any expenses (including attorneys’ fees) paid by it to me or on my behalf in advance of the final disposition of the above-described Proceedings if it shall ultimately be determined that I am not entitled to be indemnified by the Partnership pursuant to the Indemnification Agreement or otherwise.
Sincerely,

Printed Name:________________________

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